UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 22, 2006
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15149 (Commission File Number)	42-0991521 (IRS Employer Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Lease Agreement
Participation Agreement
Memorandum of Lease dated June 22, 2006
Guaranty

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 22, 2006, Lennox Procurement Company Inc. (“Procurement”), a wholly-owned subsidiary of Lennox International Inc. (the “Company”), entered into a Lease Agreement (the “Lease”) with BTMU Capital Corporation (“Lessor”), pursuant to which Lessor is leasing certain property located in Richardson, Texas (the “Leased Property”) to Procurement for a term of seven (7) years (the “Term”). The Leased Property consists of an office building of approximately 192,000 square feet, which includes the Company’s corporate headquarters, and land and related improvements. The Lease replaces the Company’s previous lease agreements with One Lake Park, L.L.C. (“One Lake Park”) covering space in the Leased Property, which agreements have been terminated. As previously reported in the Company’s filings with the Securities and Exchange Commission, certain members of the Company’s Board of Directors, as well as other stockholders of the Company who may be immediate family members of such directors, are, individually or through trust arrangements, members of AOC Land Investment, L.L.C., an affiliate of One Lake Park.
     Also on June 22, 2006, Procurement, Lessor, MHCB (USA) Leasing and Finance Corporation (“Lender”) and the Company entered into a Participation Agreement (the “Participation Agreement”), pursuant to which (i) Lessor and Lender agreed to provide funding for Lessor’s acquisition of the Leased Property; (ii) Procurement and Lessor agreed to enter into the Lease; and (iii) Procurement agreed to pay or reimburse and indemnify Lessor, Lender and their affiliates for and against all costs and claims that may arise in connection with the Lease or related documents, in connection with the Leased Property (including environmental claims) or in connection with any accident that may occur on or about the Leased Property during the Term.
     During the Term, the Lease requires Procurement to pay base rent in quarterly installments, payable in arrears, which will provide an annual rate of return to Lessor of 6.85% on the amount of $41,202,994 advanced by or on behalf of Lessor to acquire the Leased Property (the “Lease Balance”). In addition to base rent, Procurement must pay or reimburse Lessor for all operating costs (including property taxes, insurance and utility costs) and must pay any uninsured costs of repairs to the Leased Property which may be required because of fire or other casualty.
     At the end of the Term, if Procurement is not in default under the Lease, Procurement may elect to do any of the following and must do one of the following: (i) purchase the Leased Property for a net price equal to the Lease Balance; (ii) make a final supplemental payment to Lessor equal to 81.967576% of the Lease Balance and return the Leased Property to Lessor in good condition; (iii) arrange a sale of the Leased Property to a third party; or (iv) renew the Lease under mutually agreeable terms. If Procurement elects to arrange a sale of the Leased Property to a third party, then Procurement must pay to Lessor the amount (if any) by which the Lease Balance exceeds the net sales proceeds paid by the third party; provided, however, that, absent certain defaults, such amount cannot exceed 81.967576% of the Lease Balance. If the net sales proceeds paid by the third party are greater than the Lease Balance, the excess sales proceeds will be paid to Procurement.
     In the event of material damage to the Leased Property by fire or other casualty, or in the event of any taking of all or a substantial portion of the Leased Property by eminent domain, Lessor may require Procurement to purchase the remainder of the Leased Property for a price equal to the Lease Balance, less any net insurance or condemnation proceeds received and retained by Lessor. Also, in the case of most defaults by Procurement, the Lease obligates Procurement to purchase the Leased Property for a net price equal to the Lease Balance. Defaults are defined to include customary lease defaults, including the failure to pay rent or other sums due, as well as the following: (i) the Company or its subsidiaries suffer a judgment or judgments in excess of $25,000,000; (ii) the Company or its subsidiaries default in the payment or performance of other indebtedness of $25,000,000 or more; (iii) the Company fails to comply with covenants (including financial covenants) incorporated by reference from the Company’s existing revolving credit agreement; and (iv) a change of control of the Company.
     Procurement’s obligations under the Lease, the Participation Agreement and related documents are secured by a pledge of Procurement’s interest in the Leased Property pursuant to a Memorandum of Lease, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Memorandum”), dated as of June 22, 2006, by and among Procurement, Lessor and Jeffrey L. Bell, as trustee. Procurement’s obligations under such documents are also guaranteed by the Company pursuant to a Guaranty, dated as of June 22, 2006, in favor of Lessor (the “Guaranty”).
     Absent a default by Procurement, its maximum potential liability (undiscounted) for base rents and for the final supplemental payment, which may be required at the end of the Term, is $53,481,032. In the event of default by Procurement, such maximum potential liability may be increased to $60,910,931. In addition, Procurement will be liable for the cost of operating, insuring and maintaining the Leased Property over the Term.
     Copies of the Lease, Participation Agreement, Memorandum and Guaranty are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively. The foregoing descriptions of the Lease, Participation Agreement, Memorandum and Guaranty do not purport to be complete, and are qualified in their entirety by reference to the full text of such documents, as applicable, which are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Lease Agreement, dated as of June 22, 2006, by and between BTMU Capital Corporation, as lessor, and Lennox Procurement Company Inc., as lessee.

10.2	Participation Agreement, dated as of June 22, 2006, by and among Lennox Procurement Company Inc., as lessee, Lennox International Inc., as guarantor, BTMU Capital Corporation, as lessor, and MHCB (USA) Leasing and Finance Corporation, as initial holder of all of the notes and administrative agent.

EXHIBIT
NUMBER	DESCRIPTION
10.3	Memorandum of Lease, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 22, 2006, by and among Lennox Procurement Company Inc., BTMU Capital Corporation and Jeffrey L. Bell, as Deed of Trust Trustee, for the benefit of BTMU Capital Corporation.

10.4	Guaranty, dated as of June 22, 2006, from Lennox International Inc., as guarantor, to BTMU Capital Corporation, as lessor, and the other parties specified therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: June 28, 2006	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

5